Exhibit 10.1

SECURITY AGREEMENT

Dated as of September 28, 2012

among

CNO FINANCIAL GROUP, INC.,

and

the SUBSIDIARY GUARANTORS
Party Hereto

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent

THIS SECURITY AGREEMENT IS SUBJECT TO THE PROVISIONS OF THE PARI PASSU INTERCREDITOR AGREEMENT, DATED AS OF SEPTEMBER 28, 2012 (AS AMENDED, RESTATED, AMENDED AND RESTATED, REPLACED, REFINANCED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, AND WILMINGTON TRUST, NATIONAL ASSOCIATION, AS 2020 NOTES COLLATERAL AGENT, AND AS 2020 NOTES AUTHORIZED REPRESENTATIVE.

Section 25.	No Implied Waivers; Remedies Not Exclusive	31

Section 26.	Successors and Assigns	31

Section 27.	Amendments and Waivers	31

Section 28.	Choice of Law	32

Section 29.	Waiver of Jury Trial	32

Section 30.	Severability	32

Section 31.	Pari Passu Intercreditor Agreement; Indenture	32

Exhibit A	Form of Security Agreement Supplement
Exhibit B	Form of Copyright Security Agreement
Exhibit C	Form of Patent Security Agreement
Exhibit D	Form of Trademark Security Agreement
Exhibit E	Form of Perfection Certificate
Exhibit F	Form of Issuer Control Agreement

Schedule 1	Equity Interests
Schedule 2	Other Securities
Schedule 3	Deposit Accounts, Securities Accounts and Commodities Accounts
Schedule 4	Commercial Tort Claims
Schedule 5	Pledged Instruments

SECURITY AGREEMENT

This SECURITY AGREEMENT (as amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, this “Agreement”), dated as of September 28, 2012, is entered into by and among CNO FINANCIAL GROUP, INC., a Delaware corporation (the “Company”), the SUBSIDIARY GUARANTORS party hereto and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent.

WHEREAS, the Company will on the date hereof issue $275,000,000 of Notes, pursuant to the Indenture (as amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Indenture”), dated as of September 28, 2012, among the Company, the Subsidiary Guarantors, the Trustee and the Collateral Agent, the proceeds of which will be used, together with the proceeds from the Credit Agreement, (i) to repay all amounts outstanding under the Company’s existing credit agreement, (ii) to fund an offer to purchase up to all of the Company’s Existing Senior Secured Notes and a concurrent solicitation of consents, and, to the extent any Existing Senior Secured Notes are not repurchased pursuant to such offer, to redeem such remaining Existing Senior Secured Notes and satisfy and discharge the indenture relating thereto, (iii) to fund the purchase of approximately $200 million aggregate principal amount of the Company’s outstanding Existing Convertible Debentures, (iv) to pay fees and expenses incurred in connection with the foregoing and (v) for the working capital and general corporate purposes of the Company;

WHEREAS, the Company is willing to secure its obligations under the Indenture and the Notes by granting Liens on substantially all of its assets to the Collateral Agent, for the benefit of the Secured Parties, as provided in the Collateral Documents;

WHEREAS, the Company is willing to cause each of its current and future domestic Subsidiaries (other than Insurance Subsidiaries, Subsidiaries of Insurance Subsidiaries, Unrestricted Subsidiaries and Immaterial Subsidiaries) to (i) guarantee the foregoing obligations of the Company and (ii) secure such guarantee thereof by granting Liens on substantially all of the assets of such Subsidiaries to the Collateral Agent, for the benefit of the Secured Parties, as provided herein and in the other Collateral Documents;

WHEREAS, it is a condition precedent to the issuance of the Notes that (i) the foregoing obligations of the Company be secured and guaranteed as described above and (ii) each guarantee thereof be secured by Liens on substantially all of the assets of the relevant Lien Grantor as provided herein and in the other Collateral Documents;

WHEREAS, in order to secure the obligations under the Credit Agreement, the Lien Grantors are concurrently granting to the collateral agent under the Credit Agreement, for the benefit of the lenders under the Credit Agreement and certain other secured parties, a security interest in the Collateral ranking pari passu with the Transaction Liens, it being understood that the relative rights of the grantees in respect of the Collateral are governed by the Intercreditor Agreement; and

WHEREAS, upon any foreclosure or other enforcement of the Collateral Documents, the net proceeds of, or other collections on, the relevant Collateral are, subject to the terms of the Intercreditor Agreement, to be received by or paid over to the Collateral Agent and applied as provided herein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.     Definitions.

(a)           Terms Defined in Indenture.  Terms defined in the Indenture and not otherwise defined in subsection (b) or (c) of this Section have, as used herein, the respective meanings provided for therein.

(b)           Terms Defined in UCC.  As used herein, each of the following terms has the meaning specified in the UCC:

Term	UCC
Account	9-102
Authenticate	9-102
Certificated Security	8-102
Chattel Paper	9-102
Commercial Tort Claim	9-102
Commodity Account	9-102
Commodity Contract	9-102
Commodity Customer	9-102
Commodity Intermediary	9-102
Deposit Account	9-102
Document	9-102
Electronic Chattel Paper	9-102
Entitlement Holder	8-102
Equipment	9-102
Financial Asset	8-102 & 103
General Intangibles	9-102
Instrument	9-102
Inventory	9-102
Investment Property	9-102
Letter-of-Credit Right	9-102
record	9-102
Securities Account	8-501
Securities Intermediary	8-102
Security	8-102 & 103
Security Entitlement	8-102
Supporting Obligation	9-102
Tangible Chattel Paper	9-102
Uncertificated Security	8-102

(c)           Additional Definitions.  The following additional terms, as used herein, have the following meanings:

“Article 9” means Article 9 of the UCC.

“Collateral” means all property, whether now owned or hereafter acquired, on which a Lien is granted or purports to be granted to the Collateral Agent pursuant to the Collateral Documents.  When used with respect to a specific Lien Grantor, the term “Collateral” means all its property on which such a Lien is granted, or purports to be granted, pursuant to the Collateral Documents.

“Collateral Account” means an account established following the occurrence of an Event of Default by the Collateral Agent or any other account identified by the Collateral Agent to the Company from time to time.

“Collateral Agent” means Wilmington Trust, National Association, in its capacity as collateral agent under the Notes Documents, and its successors and assigns in such capacity.

“Company” has the meaning specified in the recitals hereto.

“Control” has the following meanings:

(a)           when used with respect to any Security or Security Entitlement, the meaning specified in UCC Section 8-106;

(b)           when used with respect to any Deposit Account, the meaning specified in UCC Section 9-104;

(c)           when used with respect to any Electronic Chattel Paper, the meaning specified in UCC Section 9-105;

(d)           when used with respect to any Commodity Account or Commodity Contract, the meaning specified in UCC Section 9-106(b); and

(e)           when used with respect to any right to payment or performance by the issuer or a Nominated Person in respect of a letter of credit, the meaning specified in UCC Section 9-107.

“Copyright License” means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor grants to any other Person, any right to use, copy, reproduce, distribute, prepare derivative works of, display or publish any works of authorship on which a Copyright is in existence or may come into existence, including any agreement identified in Schedule 1 to any Copyright Security Agreement.

“Copyright Security Agreement” means a Copyright Security Agreement, substantially in the form of Exhibit B, executed and delivered by a Lien Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

“Copyrights” means all the following: (i) all copyrights under the laws of the United States (whether or not the underlying works of authorship have been published), all registrations and recordings thereof, all copyrightable works of authorship (whether or not published), and all applications for copyrights under the laws of the United States, including registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States or any State thereof, including those described in Schedule 1 to any Copyright Security Agreement, (ii) all renewals of any of the foregoing, (iii) all claims for, and rights to sue for, past, present or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past, present or future infringements thereof.

“Credit Agreement” means the Credit Agreement dated as of the date hereof among the Company, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Agent.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means all requirements of law relating to pollution or protection of the Environment, health and safety.

“Equity Interest” means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof, (v) any warrant, option or other right to acquire any Equity Interest described in this definition or (vi) any Security Entitlement in respect of any Equity Interest described in this definition.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Intellectual Property” means all rights, priorities and privileges relating to intellectual property, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses and trade secrets, arising under the laws of the United States, which intellectual property is owned by the Lien Grantors, together with all claims for, and rights to sue for, past, present or future infringements, misappropriations, dilutions or other violations of any of the foregoing, and all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past, present or future infringements, misappropriations, dilutions and violations thereof.

“Intellectual Property Filing” means (i) with respect to any Patent, Patent License, Trademark or Trademark License, the filing of the applicable Patent Security Agreement or Trademark Security Agreement with the United States Patent and Trademark Office, together with an appropriately completed recordation form and (ii) with respect to any Copyright or Copyright License, the filing of the applicable Copyright Security Agreement with the United States Copyright Office, together with an appropriately completed recordation form, in each case sufficient to record the Transaction Lien granted to the Collateral Agent in such Recordable Intellectual Property.

“Intellectual Property Security Agreement” means a Copyright Security Agreement, a Patent Security Agreement or a Trademark Security Agreement.

“Intercreditor Agreement” has the meaning specified on the cover page hereto.

“Issuer Control Agreement” means an Issuer Control Agreement substantially in the form of Exhibit F.

“Lien Grantors” means the Company and the Subsidiary Guarantors.

“LLC Interest” means a membership interest or similar interest in a limited liability company.

“Margin Stock” means “margin stock” as such term is defined in Regulation U of the FRB.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, properties or condition (financial or otherwise) of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Lien Grantor to perform under any Notes Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Lien Grantor of any Notes Document to which it is a party.

“Material Commercial Tort Claim” means a Commercial Tort Claim involving a claim for more than $5,000,000.

“Material Real Property” means real property owned in fee by a Lien Grantor with a fair market value in excess of $5,000,000.

“Mortgage” means a deed of trust, trust deed, deed to secure debt or mortgage, as applicable, made by a Lien Grantor in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties in respect of Material Real Property.

“Mortgage Requirement” means, with respect to any Material Real Property owned by a Lien Grantor, (i) provision of (a) a Mortgage encumbering such Material Real Property in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties, duly executed and acknowledged by each Lien Grantor that is the owner of or holder of any interest in such Material Real Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Material Real Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable requirements of law, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction; (b) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies, with endorsements and in amounts reasonably determined by the Company, issued, coinsured and reinsured by title insurers reasonably acceptable to the Collateral Agent, insuring such Mortgage to be a valid first and subsisting Lien on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Liens, and providing for such other affirmative insurance and such coinsurance and direct access reinsurance as may be reasonably necessary or desirable; (c) an ALTA survey (provided that the Company shall not be required to comply with the requirement of this clause (c) if, in the reasonable discretion of the Company as certified by an officer of the Company, the burden, cost or consequences of obtaining such survey is excessive in relation to the benefits to be obtained therefrom by the Secured Parties); (d) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to such Material Real Property (and if any building located on such Material Real Property is determined to be in a special flood hazard area, delivery of (x) a notice about special flood hazard area status and flood disaster assistance duly executed by the Company and each other applicable Lien Grantor relating thereto and (y) evidence of flood insurance; (e) a local counsel opinion as to the due authorization, execution and delivery and enforceability of such Mortgage in the state in which the Material Real Property described in such Mortgage is located and other matters customarily covered in real estate enforceability opinions and (f) any other documents reasonably requested by the Collateral Agent or the Holders of a majority in aggregate principal amount outstanding of the Notes; and (ii) recording of such Mortgage in the land records of the county in which such Material Real Property to be so encumbered is located.

“Nominated Person” means a Person whom the issuer of a letter of credit (i) designates or authorizes to pay, accept, negotiate or otherwise give value under such letter of credit and (ii) undertakes by agreement or custom and practice to reimburse.

“Notes Documents” means the Indenture, the Notes issued thereunder, this Agreement, the Collateral Documents and any security documents and other operative agreements evidencing or governing the Indebtedness thereunder, and the liens securing such Indebtedness, including any agreement entered into for the purpose of securing the Secured Obligations.

“Original Lien Grantor” means any Lien Grantor that grants a Lien on any of its assets hereunder on the Issue Date.

“own” refers to (i) in the case of personal property, the possession of sufficient rights in property to grant a security interest therein as contemplated by UCC Section 9-203 and (ii) in the case of real property, possession of fee simple interest, and “acquire” refers to the acquisition of any such rights.

“Partnership Interest” means a partnership interest, whether general or limited.

“Patent License” means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor grants to any other Person, any right with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence or not, including any agreement identified in Schedule 1 to any Patent Security Agreement.

“Patent Security Agreement” means a Patent Security Agreement, substantially in the form of Exhibit C, executed and delivered by a Lien Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

“Patents” means (i) all letters patent and design letters patent of the United States and all applications for letters patent or design letters patent of the United States, including applications in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof, including those described in Schedule 1 to any Patent Security Agreement, (ii) all reissues, divisions, continuations, continuations in part, revisions and extensions of any of the foregoing, (iii) all claims for, and rights to sue for, past, present or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past, present or future infringements thereof.

“Perfection Certificate” means, with respect to any Lien Grantor, a certificate substantially in the form of Exhibit E, completed and supplemented with the schedules contemplated thereby, and signed by an officer of such Lien Grantor.

“Permitted Liens” means Liens on the Collateral permitted to be created or assumed or to exist pursuant to Section 3.5 of the Indenture.

“Permitted Priority Liens” means inchoate tax Liens arising by operation of law.

“Pledged,” when used in conjunction with any type of asset, means at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time.  For example, “Pledged Equity Interest” means an Equity Interest that is included in the Collateral at such time and “Pledged letter of credit” means a letter of credit that creates rights to payment or performance that are included in the Collateral at such time.

“Proceeds” means all Proceeds (as defined in the UCC) and, to the extent not included therein, shall also include all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Lien Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.

“Recordable Intellectual Property” means (i) Patents, (ii) Patent Licenses, (iii) Trademarks, (iv) Trademark Licenses, (v) Copyrights and (vi) Copyright Licenses, and all rights in or under any of the foregoing.

“Regulated Subsidiary” means a Subsidiary as to which the consent of a governmental body or official is required for any acquisition of control or change of control thereof.

“Secured Agreement,” when used with respect to any Secured Obligation, refers collectively to each instrument, agreement or other document that sets forth obligations of the Company, obligations of a Subsidiary Guarantor and/or rights of the holder with respect to such Secured Obligation.

“Secured Guarantee” means, with respect to each Subsidiary Guarantor, its guarantee of the Secured Obligations under Article X of the Indenture.

“Secured Obligations” means the Obligations (as defined in the Indenture) under the Notes, the Indenture and any Notes Document.

“Secured Party” shall have the meaning assigned to such term in the Indenture.

“Secured Party Requesting Notice” means, at any time, a Secured Party that has, at least five Business Days prior thereto, delivered to the Collateral Agent a written notice (i) stating that it holds one or more Secured Obligations and wishes to receive copies of the notices referred to in Section 21(h) and (ii) setting forth its address, facsimile number and electronic mail address to which copies of such notices should be sent.

“Security Agreement Supplement” means a Security Agreement Supplement, substantially in the form of Exhibit A, signed and delivered to the Collateral Agent for the purpose of adding a Subsidiary as a party hereto pursuant to Section 23 and/or adding additional property to the Collateral.

“Subsidiary Guarantor” means each Subsidiary listed on the signature pages hereof under the caption “Subsidiary Guarantors” and each Subsidiary that shall, at any time after the date hereof, become a “Subsidiary Guarantor” pursuant to Section 23.

“Supporting Letter of Credit” means a letter of credit that supports the payment or performance of one or more items included in the Collateral.

“Trademark License” means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor grants to any other Person, any right to use any Trademark, including any agreement identified in Schedule 1 to any Trademark Security Agreement.

“Trademark Security Agreement” means a Trademark Security Agreement, substantially in the form of Exhibit D, executed and delivered by a Lien Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

“Trademarks” means: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, slogans, trade dress, prints and labels on which any of the foregoing have appeared or appear, package and other designs, and all other source or business identifiers, and all general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law, (ii) the goodwill of the business connected with the use thereof and symbolized thereby, (iii) all registrations and applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof, including those described in Schedule 1 to any Trademark Security Agreement, (iv) all renewals of any of the foregoing, (v) all claims for, and rights to sue for, past, present or future infringements and dilutions of any of the foregoing, or for unfair competition or for injury to the related goodwill associated therewith and (vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past, present or future infringements and dilutions thereof.

“Transaction Liens” means the Liens granted by the Lien Grantors under the Collateral Documents.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

(d)           Terms Generally.  The definitions of terms herein (including those incorporated by reference to the UCC or to another document) apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof’ and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement and (v) the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2.             [Reserved].

Section 3.             Grant of Transaction Liens.

(a)           The Company, in order to secure the Secured Obligations, and each Subsidiary Guarantor listed on the signature pages hereof, in order to secure its Secured Obligations, grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all right, title and interest of the Company or such Subsidiary Guarantor, as the case may be, in, to and under the following property of the Company or such Subsidiary Guarantor, as the case may be, whether now owned or existing or hereafter acquired or arising and regardless of where located:

(i)          all Accounts;

(ii)         all Chattel Paper;

(iii)        the Commercial Tort Claims described in Schedule 4;

(iv)       all Deposit Accounts;

(v)        all Documents;

(vi)       all Equipment;

(vii)      all General Intangibles (including any Equity Interests in other Persons that do not constitute Investment Property);

(viii)     all Instruments;

(ix)        all Inventory;

(x)         all Investment Property;

(xi)        all Letter-of-Credit Rights with respect to Specified Letters of Credit;

(xii)       all Intellectual Property;

(xiii)      all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of such Original Lien Grantor pertaining to any of its Collateral;

(xiv)      such Original Lien Grantor’s ownership interest in (1) its Commodity Accounts, Deposit Accounts and Securities Accounts, (2) all Financial Assets credited to such accounts from time to time and all Security Entitlements in respect thereof, (3) all cash held in its such accounts from time to time and (4) all other money in the possession of the Collateral Agent; and

(xv)       all Supporting Obligations and Proceeds of the Collateral described in the foregoing clauses (i) through (xiv);

provided that the following property is excluded from the foregoing security interests (“Excluded Property”): (A) motor vehicles and other assets subject to certificates of title, (B) voting Equity Interests in any first-tier Foreign Subsidiary, to the extent (but only to the extent) required to prevent the Collateral from including more than 65% of all voting Equity Interests in such first-tier Foreign Subsidiary, (C) Capital Stock of any Foreign Subsidiary that is not a first-tier Foreign Subsidiary, (D) Equipment leased by an Original Lien Grantor under a lease that prohibits the granting of a Lien on such Equipment, (E) cash and Cash Equivalents maintained in any trust or payroll account, so long as such account are maintained as a trust or payroll account respectively, (F) Cash and Cash Equivalents maintained in any account of any Lien Grantor that is an investment adviser registered under the Investment Advisers Act of 1940, as amended, so long as (x) such account is maintained to satisfy qualified professional asset manager requirements under ERISA and (y) the aggregate amount of cash and Cash Equivalents in all such accounts does not exceed $2,000,000 at any time, (G) cash and Cash Equivalents maintained in any account of any Lien Grantor that is a broker-dealer registered under the Exchange Act and a member of FINRA so long as (x) such account is maintained to satisfy minimum net regulatory capital requirements imposed by FINRA regulations pursuant to the Exchange Act and (y) the aggregate amount of cash and Cash Equivalents in all such accounts does not exceed $10,000,000 at any time, (H) intent-to-use Trademark applications solely to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent to use Trademark applications or any registrations that issue therefrom under applicable United States federal law, (I) any contract, permit, lease, license or other agreement to the extent that the grant of a security interest therein would result in a breach or default under such contract, permit, lease, license or other agreement (in each case, after giving effect to applicable provisions of the UCC), (J) any leasehold improvements to the extent that the grant of a security interest therein would violate the related lease, (K) assets located outside the United States to the extent a Lien on such assets cannot be perfected by the filing of UCC financing statements (or Personal Property Security Act (PPSA) statements), (L) assets subject to a purchase money lien, capitalized lease obligation or similar arrangement, in each case as permitted by the Indenture and the Credit Agreement, to the extent that the contract or other agreement in which such Lien is granted (or the documentation providing for such capitalized lease obligation or similar arrangement) prohibits such assets from being Collateral and only for so long as such Lien remains outstanding, (M) any real property or real property interests (including leasehold interests) other than Material Real Property, (N) Margin Stock and Equity Interests in any Person other than Wholly-Owned Subsidiaries to the extent not permitted by the terms of such Person’s organizational or joint venture documents, (O) any assets to the extent a security interest in such assets would result in material adverse tax consequences as reasonably determined by the Company, (P) pledges and security interests prohibited or restricted by applicable law (including any requirement to obtain the consent of any governmental authority or third party), in each case, after giving effect to applicable provisions of the UCC and (Q) proceeds and products of any and all of the foregoing excluded assets described in clauses (A) through (P) above only to the extent such proceeds and products would constitute property or assets of the type described in clauses (A) through (P) above.  Each Original Lien Grantor shall use commercially reasonable efforts to obtain any consent that is reasonably obtainable and required for any property described in clause (D), (I), (J) or (L) above to cease to constitute Excluded Property.  Notwithstanding the foregoing, (i) property in which a security interest is granted pursuant to Section 5(g) shall not constitute Excluded Property for so long as the Other First Lien Obligations are secured by such property and (ii) all assets of Insurance Subsidiaries (including cash and Cash Equivalents temporarily held by Lien Grantors on behalf of, and for the benefit of, Insurance Subsidiaries) shall be Excluded Property.  In addition, (a) no actions in any non-U.S. jurisdiction shall be required in order to create any security interests in assets located outside the United States or to perfect any security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction), (b) no control agreements shall be required with respect to Deposit Accounts, Securities Accounts or Commodity Accounts, (c) the Company and the Subsidiary Guarantors shall not be required to seek any landlord lien waiver, estoppel, warehouseman waiver or other collateral access or similar agreement and (d) assets will be excluded from the Collateral in circumstances where the cost of obtaining a security interest in such assets exceed the practical benefit to the Secured Parties afforded thereby (as reasonably determined by the Company).

(b)           With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

(c)           The Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Lien Grantor with respect to any of the Collateral or any transaction in connection therewith.

(d)           Notwithstanding anything to the contrary in this Agreement or any other Notes Document, if the governmental body or official having jurisdiction over any Regulated Subsidiary determines that the pledge of the shares of capital stock of such Regulated Subsidiary hereunder constitutes the acquisition of or a change of control with respect to such Regulated Subsidiary as to which the prior approval of such governmental body or official was required, then, immediately upon the relevant Lien Grantor’s (1) written memorialization of oral notice or (2) receipt of written notice from such governmental body or official of such determination and without any action on the part of the Collateral Agent or any other Person, such pledge shall be rendered void ab initio and of no effect.  Upon any such occurrence, (i) the Collateral Agent shall, at such Lien Grantor’s written request and expense, return all certificates representing such capital stock to such Lien Grantor and execute and deliver such documents as such Lien Grantor shall reasonably request to evidence such Lien Grantor’s retention of all rights in such capital stock and (ii) such Lien Grantor shall, if requested by the Collateral Agent or the Holders of a majority in aggregate principal amount of the Notes, promptly submit a request to the relevant governmental body or official for approval of the pledge of such shares to the Collateral Agent hereunder and, upon receipt of such approval, shall forthwith deliver to the Collateral Agent certificates representing all the outstanding shares of capital stock of such Regulated Subsidiary (subject to the limitation in Section 11(m) if such Regulated Subsidiary is a Foreign Subsidiary) to be held as Collateral hereunder.

Section 4.               General Representations and Warranties.  Each Original Lien Grantor represents and warrants that:

(a)           Such Lien Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in its Perfection Certificate.

(b)           Schedule 1 lists all Equity Interests in Subsidiaries and Affiliates owned by such Lien Grantor as of the Issue Date.  Such Lien Grantor holds all such Equity Interests directly (i.e., not through a Subsidiary, a Securities Intermediary or any other Person).

(c)           Schedule 2 lists, as of the Issue Date, all Securities owned by such Lien Grantor (except Securities evidencing Equity Interests in Subsidiaries and Affiliates).

(d)           Schedule 3 lists, as of the Issue Date, (i) all Securities Accounts to which Financial Assets are credited in respect of which such Lien Grantor owns Security Entitlements, (ii) all Commodity Accounts in respect of which such Lien Grantor is the Commodity Customer and (iii) all Deposit Accounts in the name of such Lien Grantor.

(e)           All Pledged Equity Interests owned by such Lien Grantor are owned by it free and clear of any Lien other than Permitted Liens.  All shares of capital stock included in such Pledged Equity Interests (including shares of capital stock in respect of which such Lien Grantor owns a Security Entitlement) have been duly authorized and validly issued and are fully paid and non-assessable.  None of such Pledged Equity Interests is subject to any option to purchase or similar right of any Person.  Such Lien Grantor is not and will not become a party to or otherwise bound by any agreement (except as permitted by the Indenture) which restricts in any manner the rights of any present or future holder of any Pledged Equity Interest with respect thereto.

(f)            Such Lien Grantor has good and marketable title to, a right to use, or a valid leasehold interest in, all its Collateral, except for such defects in title or interests as could not, individually or in the aggregate with respect to all Lien Grantors, reasonably be expected to have a Material Adverse Effect.  The property of such Lien Grantor is subject to no Liens, other than Permitted Liens.

(g)           Such Lien Grantor has not performed any acts that could reasonably be expected to prevent the Collateral Agent from enforcing any of the provisions of the Collateral Documents or that would limit the Collateral Agent in any such enforcement.  No authorized financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by such Lien Grantor is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Permitted Liens.  After the Issue Date, no Collateral owned by such Lien Grantor will be in the possession or under the Control of any other Person having a claim thereto or security interest therein, other than a Permitted Lien.

(h)           The Transaction Liens on all Collateral owned by such Lien Grantor (i) have been validly created, (ii) will attach to each item of such Collateral on the Issue Date (or, if such Lien Grantor first obtains rights thereto on a later date, on such later date) and (iii) when so attached, will secure all the Secured Obligations or such Lien Grantor’s Secured Guarantee, as the case may be.

(i)            Such Lien Grantor has delivered a Perfection Certificate to the Collateral Agent.  The information set forth therein is correct and complete as of the Issue Date.  Within 60 days after the Issue Date, such Lien Grantor will furnish (or cause to be furnished) to the Collateral Agent a file search report from each UCC filing office listed in its Perfection Certificate, showing the filing made at such filing office to perfect the Transaction Liens on its Collateral.

(j)            When UCC financing statements describing the Collateral as set forth in the Perfection Certificate have been filed in the offices specified in such Perfection Certificate, the Transaction Liens will constitute perfected security interests in the Collateral owned by such Lien Grantor to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all Liens and rights of others therein except Permitted Liens that have priority over the Transaction Liens by operation of law.  When, in addition to the filing of such UCC financing statements, the applicable Intellectual Property Filings have been made with respect to such Lien Grantor’s Recordable Intellectual Property (including any future filings required pursuant to Sections 5(a) and 9(a)), the Transaction Liens will constitute perfected security interests in all right, title and interest of such Lien Grantor in its Recordable Intellectual Property to the extent that security interests therein may be perfected by such filings, prior to all Liens and rights of others therein except Permitted Liens.  Except for (i) the filing of such UCC financing statements and (ii) such Intellectual Property Filings, no registration, recordation or filing with, and no authorization or approval or other action by, any governmental body, agency or official is required in connection with the execution or delivery of the Security Agreement or is necessary for the validity or enforceability thereof or for the perfection or due recordation of the Transaction Liens or (except with respect to the capital stock of any Regulated Subsidiary) for the enforcement of the Transaction Liens.

(k)           If such Lien Grantor is also a Subsidiary Guarantor, in executing and delivering this Agreement (including providing its Secured Guarantee), such Lien Grantor has (i) without reliance on the Collateral Agent or any other Secured Party or any information received from the Collateral Agent or any other Secured Party and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated by the Notes Documents and the Company, the Company’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Company or the obligations and risks undertaken herein with respect to the Secured Obligations, (ii) adequate means to obtain from the Company on a continuing basis information concerning the Company, (iii) full and complete access to the Notes Documents and any other documents executed in connection with the Notes Documents and (iv) not relied and will not rely upon any representations or warranties of the Collateral Agent or any other Secured Party not embodied herein or any acts heretofore or hereafter taken by the Collateral Agent or any other Secured Party (including any review by the Collateral Agent or any other Secured Party of the affairs of the Company).

Section 5.               Further Assurances; General Covenants.  Each Lien Grantor covenants as follows:

(a)           Such Lien Grantor will at the Company’s expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any Intellectual Property Filing and any filing of financing or continuation statements under the UCC) that from time to time may be necessary in order to:

(i)           create, preserve, perfect or confirm the Transaction Liens on such Lien Grantor’s Collateral;

(ii)           in the case of Pledged Letter-of-Credit Rights, Pledged Electronic Chattel Paper and Pledged Investment Property, cause the Collateral Agent to have Control thereof; or

(iii)         enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies with respect to any of such Lien Grantor’s Collateral.

In furtherance of the foregoing, in respect of the insurance policies required by Section 6.05 of the Credit Agreement relating to any property or business of such Lien Grantor, such Lien Grantor shall deliver to the Collateral Agent, on the Issue Date (with respect to existing polices) and promptly following the entry into new policies or the renewal, extension or modification of existing policies, a copy of, or a certificate as to coverage under such policies, each of which shall (i) within 30 days of the date of such delivery, be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable) naming the Collateral Agent as mortgagee or loss payee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance), as applicable and (ii) to the extent available, provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days’ notice thereof to the Collateral Agent.

To the extent permitted by applicable law, such Lien Grantor authorizes the Collateral Agent to execute and file such financing statements or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Lien Grantor, in each case without such Lien Grantor’s signature appearing thereon, and regardless of whether any particular asset described in such financing statement falls within the scope of the UCC or the granting clause of this Agreement.  A photographic, photostatic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.  Such Lien Grantor constitutes the Collateral Agent its attorney-in-fact to execute and file, in the event such Lien Grantor fails to do so promptly, all Intellectual Property Filings and other filings required or so requested for the foregoing purposes, all such acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until all the Transaction Liens granted by such Lien Grantor terminate pursuant to Section 22.  The Company will pay the reasonable costs of, or incidental to, any Intellectual Property Filings and any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.

(b)           Such Lien Grantor will (x) furnish to the Collateral Agent prompt written notice of any (i) change of its name or corporate structure or (ii) change of its location (determined as provided in UCC Section 9-307) and (y) take all actions that are necessary or required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement.

(c)           Such Lien Grantor will not sell, lease, license, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral; provided that such Lien Grantor may do any of the foregoing unless (i) doing so would violate a covenant in the Indenture or (ii) an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified such Lien Grantor that its right to do so is terminated, suspended or otherwise limited.

(d)           Such Lien Grantor will, promptly upon request, provide to the Collateral Agent all information and evidence concerning such Lien Grantor’s Collateral that the Collateral Agent may reasonably request to enable it to enforce the provisions of the Collateral Documents.

(e)           Upon the acquisition of any Material Real Property by any Lien Grantor or any real property owned by any Lien Grantor becoming Material Real Property (as of the end of any fiscal quarter), such Lien Grantor will cause such Material Real Property to be subjected to a Lien securing the Secured Obligations and will take such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect or record such Lien in accordance with the Mortgage Requirement and to satisfy the other conditions of the Mortgage Requirement within 120 days of the requirement becoming applicable.

(f)            Such Lien Grantor shall not incur or suffer to exist any Lien (the “Initial Lien”) on any property (including any property that would otherwise be Excluded Property) to secure any Other First Lien Obligations (as defined in the Intercreditor Agreement) or take any action to perfect any such security interest, unless such Lien Grantor concurrently grants a Lien to the Collateral Agent to secure the Secured Obligations ranking pari passu with such Initial Lien securing such Other First Lien Obligations and takes such action to perfect such Lien; provided that any such Lien on property that would otherwise be Excluded Property created to secure the Secured Obligations pursuant to this clause (f) shall provide by its terms that upon the release and discharge of the Initial Lien on such property by the Collateral Agent (as defined in the Intercreditor Agreement) for such Other First Lien Obligations, the Lien on such property securing the Secured Obligations shall be automatically and unconditionally released and discharged and such Lien Grantor may take any action necessary to memorialize such release or discharge.

Section 6.               Reserved.

Section 7.               Chattel Paper and Instruments.  Except as to actions to be taken by the Collateral Agent, each Lien Grantor represents, warrants and covenants as follows:

(a)           On the Issue Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will deliver to the Collateral Agent as Collateral hereunder (i) all Pledged Tangible Chattel Paper, provided that delivery of the Pledged Tangible Chattel Paper shall be required pursuant to this paragraph only to the extent that the aggregate value of all Pledged Tangible Chattel Paper that has not been delivered would exceed $5,000,000 and (ii) each Pledged Instrument having a value in excess of $2,000,000 then owned by such Lien Grantor.  Thereafter, whenever such Lien Grantor acquires any other Pledged Tangible Chattel Paper or Pledged Instrument having a value in excess of $2,000,000, such Lien Grantor will immediately deliver such Pledged Tangible Chattel Paper or Pledged Instrument to the Collateral Agent as Collateral hereunder.  Notwithstanding the foregoing, all debt owing by the Company or any of its Subsidiaries to a Lien Grantor (regardless of the value thereof) shall be pledged by delivery to the Collateral Agent of an intercompany note.

(b)           So long as no Event of Default shall have occurred and be continuing, the Collateral Agent will, promptly upon request by the relevant Lien Grantor, make appropriate arrangements for making any Pledged Tangible Chattel Paper or Pledged Instrument available to it for purposes of presentation, collection or renewal (any such arrangement to be effected against trust receipt or like document).

(c)            Schedule 5 lists, as of the Issue Date, all Pledged Instruments.

(d)           All Pledged Tangible Chattel Paper and Pledged Instruments owned by such Lien Grantor, when delivered to the Collateral Agent (to the extent such delivery is required), will be indorsed to the order of the Collateral Agent, or accompanied by duly executed instruments of assignment.

(e)           Upon the delivery of any Pledged Tangible Chattel Paper or Pledged Instrument owned by such Lien Grantor to the Collateral Agent, the Transaction Lien on such Collateral will be perfected, subject to no prior Liens or rights of others.

(f)            Each Lien Grantor will take (or cause others to take) all actions required under UCC Section 9-105 to cause the Collateral Agent to obtain and maintain Control of any and all Electronic Chattel Paper owned by such Lien Grantor from time to time, provided that such Lien Grantor’s actions to cause the Collateral Agent to obtain and maintain Control of such Electronic Chattel shall be required pursuant to this paragraph only to the extent that the aggregate value of all Electronic Chattel Paper then owned by such Lien Grantor and not subject to the Collateral Agent’s Control would exceed $5,000,000.

Section 8.               Commercial Tort Claims.  Each Lien Grantor represents, warrants and covenants as follows:

(a)           In the case of an Original Lien Grantor, Schedule 4 accurately describes, with the specificity required to satisfy Official Comment 5 to UCC Section 9-108, each Material Commercial Tort Claim with respect to which such Original Lien Grantor is the claimant as of the Issue Date.  In the case of any other Lien Grantor, Schedule 4 to its first Security Agreement Supplement will accurately describe, with the specificity required to satisfy said Official Comment 5, each Material Commercial Tort Claim with respect to which such Lien Grantor is the claimant as of the date on which it signs and delivers such Security Agreement Supplement.

(b)           If any Lien Grantor acquires a Material Commercial Tort Claim after the Issue Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will promptly sign and deliver to the Collateral Agent a Security Agreement Supplement granting a security interest in such Commercial Tort Claim (which shall be described therein with the specificity required to satisfy said Official Comment 5) to the Collateral Agent for the benefit of the Secured Parties.

(c)           Upon the filing of a UCC financing statement in the jurisdiction under the laws of which the relevant Lien Grantor is organized, the Transaction Lien on each Commercial Tort Claim described pursuant to subsection (a) or (b) above will be perfected, subject to no prior Liens or rights of others, except for Permitted Liens that have priority over the Transaction Liens by operation of law.

Section 9.              Recordable Intellectual Property.  Each Lien Grantor covenants as follows:

(a)           On the Issue Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will sign and deliver to the Collateral Agent Intellectual Property Security Agreements with respect to all Recordable Intellectual Property then owned by it.  Concurrently with (or prior to) each delivery of annual financial statements pursuant to Section 3.2 of the Indenture, it will sign and deliver to the Collateral Agent any Intellectual Property Security Agreement necessary to grant Transaction Liens on all Recordable Intellectual Property owned by it on December 31st of the most recently ended year covered by such financial statements that is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it.  In each case, it will promptly make all Intellectual Property Filings necessary to record the Transaction Liens on such Recordable Intellectual Property.

(b)          Such Lien Grantor will notify the Collateral Agent promptly if it knows that any application or registration relating to any Recordable Intellectual Property owned or licensed by it may become abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any adverse determination or development in, any proceeding in the United States Copyright Office, the United States Patent and Trademark Office or any court) regarding such Lien Grantor’s ownership of such Recordable Intellectual Property, its right to register or patent the same, or its right to keep and maintain the same; provided that the foregoing shall not apply to the extent that any such event, individually or together with all such events, could not reasonably be expected to have a Material Adverse Effect.

Section 10.             Proceeds of Letters of Credit.  Except as to actions to be taken by the Collateral Agent, each Lien Grantor represents, warrants and covenants as follows:

(a)           On the Issue Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will deliver to the Collateral Agent each letter of credit having a face amount in excess of $2,500,000 (the “Specified Letters of Credit”).

(b)          Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent will, promptly upon request by any Lien Grantor, make appropriate arrangements for making any Specified Letter of Credit delivered to the Collateral Agent pursuant to subsection (a) above available to such Lien Grantor to facilitate the administration thereof or the exercise of its rights thereunder (any such arrangement to be effected against trust receipt or like document).

(c)           Such Lien Grantor, by granting a security interest in its Letter-of-Credit Rights to the Collateral Agent, intends to (and hereby does) assign to the Collateral Agent its rights (including its contingent rights) to the proceeds of all letters of credit of which it is or hereafter becomes a beneficiary.  If any such letter of credit is not a Supporting Letter of Credit, such Lien Grantor will (i) use commercially reasonable efforts to cause the issuer of such letter of credit and each Nominated Person (if any) with respect thereto to consent to such assignment of the proceeds thereof and (ii) deliver written evidence of any such consent obtained to the Collateral Agent.

(d)           The Transaction Lien on the relevant Lien Grantor’s rights to the proceeds of each letter of credit under which such Lien Grantor is a beneficiary will be perfected, subject to no prior Liens or rights of others, if either (i) such letter of credit is a Supporting Letter of Credit and the Transaction Lien on the item of Collateral supported thereby has been perfected or (ii) the relevant issuing bank and each relevant Nominated Person (if any) shall have consented to the assignment of the proceeds thereof set forth in subsection (c) above.

(e)           If an Event of Default shall have occurred and be continuing, such Lien Grantor will, promptly upon request by the Collateral Agent, notify (and in the event such Lien Grantor fails to do so promptly, such Lien Grantor authorizes the Collateral Agent to notify) the issuer and each Nominated Person with respect to each of its Pledged letters of credit that (i) the proceeds thereof have been assigned to the Collateral Agent hereunder and (ii) any payments due or to become due in respect thereof are to be made directly to the Collateral Agent or its designee for the period during which such Event of Default is continuing.

Section 11.            Investment Property.  Each Lien Grantor represents, warrants and covenants as follows:

(a)           Certificated Securities.  On the Issue Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will deliver to the Collateral Agent as Collateral hereunder all certificates representing Pledged Certificated Securities then owned by such Lien Grantor.  Thereafter, whenever such Lien Grantor acquires any other certificate representing a Pledged Certificated Security, such Lien Grantor will promptly deliver such certificate to the Collateral Agent as Collateral hereunder.  The provisions of this subsection are subject to the limitation in Section 11(m) in the case of voting Equity Interests in a Foreign Subsidiary.

(b)           Uncertificated Securities.

(i)           On the Issue Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will enter into (and, if the relevant issuer is a Subsidiary, cause, or if the relevant issuer is not a Subsidiary, use commercially reasonable efforts to cause, the relevant issuer to enter into) an Issuer Control Agreement in respect of each Pledged Uncertificated Security then owned by such Lien Grantor and deliver such Issuer Control Agreement to the Collateral Agent (which shall enter into the same).  Thereafter, whenever such Lien Grantor acquires any other Pledged Uncertificated Security, such Lien Grantor will enter into (and, if the relevant issuer is a Subsidiary, cause, or if the relevant issuer is not a Subsidiary, use commercially reasonable efforts to cause, the relevant issuer to enter into) an Issuer Control Agreement in respect of such Pledged Uncertificated Security and deliver such Issuer Control Agreement, if any, to the Collateral Agent (which shall enter into the same).  The provisions of this subsection are subject to (i) the limitation in Section 11(m) in the case of voting Equity Interests in a Foreign Subsidiary and (ii) Section 14(c).

(ii)           If any Pledged Uncertificated Partnership Interest or any Pledged Uncertificated LLC Interest that was not considered a security under the UCC as of the Issue Date becomes a security under the UCC thereafter, the Lien Grantor that originally pledged such interest shall promptly after the date on which such interest becomes an uncertificated security enter into (and, if the relevant issuer is a Subsidiary, cause, or if the relevant issuer is not a Subsidiary, use commercially reasonable efforts to cause, the relevant issuer to enter into) an Issuer Control Agreement in respect of each such Pledged Uncertificated Security then owned by such Lien Grantor and deliver such Issuer Control Agreement to the Collateral Agent (which shall enter into the same).

(c)           Security Entitlements.  Each Lien Grantor agrees that it will provide the Collateral Agent with prompt written notice (and in any case within 20 days) of the opening of any new Securities Accounts and any such notice shall be deemed to be an automatic amendment to Schedule 3 hereto to include such account.

(d)           Commodity Accounts.  Each Lien Grantor agrees that it will provide the Collateral Agent with prompt written notice (and in any case within 20 days) of the opening of any new Commodity Accounts and any such notice shall be deemed to be an automatic amendment to Schedule 3 hereto to include such account.

(e)           Regulated Subsidiaries.  If the Collateral includes any capital stock of a Regulated Subsidiary that is not represented by certificates, the relevant Lien Grantor shall exercise its commercially reasonable efforts to cause such capital stock to be represented by certificates and, promptly upon receipt thereof, comply with Section 11(a) with respect thereto.  No Lien Grantor shall hold any capital stock of a Regulated Subsidiary in a Securities Account.

(f)           Perfection as to Certificated Securities.  When such Lien Grantor delivers the certificate representing any Pledged Certificated Security owned by it to the Collateral Agent and complies with Section 11(k) in connection with such delivery, (i) the Transaction Lien on such Pledged Certificated Security will be perfected, subject to no prior Liens or rights of others, (ii) the Collateral Agent will have Control of such Pledged Certificated Security and (iii) the Collateral Agent will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.

(g)           Perfection as to Uncertificated Securities.  When such Lien Grantor, the Collateral Agent and the issuer of any Pledged Uncertificated Security owned by such Lien Grantor enter into an Issuer Control Agreement with respect thereto, (i) the Transaction Lien on such Pledged Uncertificated Security will be perfected, subject to no prior Liens or rights of others (except Permitted Priority Liens), (ii) the Collateral Agent will have Control of such Pledged Uncertificated Security and (iii) the Collateral Agent will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.

(h)           Negative Pledge as to Security Entitlements.  The Transaction Lien on any Security Entitlement will be subject to no prior Liens or rights of others (except (x) Liens and rights of the relevant Securities Intermediary that are Permitted Liens and (y) Permitted Priority Liens) and (ii) no action based on an adverse claim to such Security Entitlement or such Financial Asset, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against the Collateral Agent or any other Secured Party.

(i)           Negative Pledge as to Commodity Accounts.  The Transaction Liens on each Commodity Account and all Commodity Contracts carried therein will be subject to no prior Liens or rights of others (except (x) Liens and rights of the relevant Commodity Intermediary permitted by the Indenture or any Collateral Document and (y) Permitted Priority Liens).

(j)           Agreement as to Applicable Jurisdiction.  In respect of all Security Entitlements owned by such Lien Grantor, and all Securities Accounts to which the related Financial Assets are credited, the Securities Intermediary’s jurisdiction (determined as provided in UCC Section 8-110(e)) will at all times be located in the United States.  In respect of all Commodity Contracts owned by such Lien Grantor and all Commodity Accounts in which such Commodity Contracts are carried, the Commodity Intermediary’s jurisdiction (determined as provided in UCC Section 9-305(b)) will at all times be located in the United States.

(k)           Delivery of Pledged Certificates.  All Pledged Certificates, when delivered to the Collateral Agent, will be in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank.

(l)            Communications.  Each Lien Grantor will promptly give to the Collateral Agent copies of any notices and other communications received by it with respect to (i) Pledged Securities registered in the name of such Lien Grantor or its nominee and (ii) Pledged Security Entitlements as to which such Lien Grantor is the Entitlement Holder, in each case (x) while an Event of Default has occurred and is continuing or (y) relating to any matter that could reasonably be expected to have a Material Adverse Effect.

(m)          Foreign Subsidiaries.  A Lien Grantor will not be obligated to comply with the provisions of this Section at any time with respect to any voting Equity Interest in a Foreign Subsidiary if and to the extent (but only to the extent) that such voting Equity Interest is excluded from the Transaction Liens at such time pursuant to clause (B) of the proviso at the end of Section 3(a) and/or the comparable provisions of one or more Security Agreement Supplements.

Section 12.            Deposit Accounts.  Each Lien Grantor represents, warrants and covenants that (i) all cash owned by each Lien Grantor shall be deposited, upon or promptly after the receipt thereof, in one or more Deposit Accounts, (ii) the Transaction Liens on each Deposit Account will be subject to no prior Liens or rights of others (except (x) Liens and rights of the relevant financial institution at which such Deposit Account is maintained that are permitted by the Indenture or any Collateral Document and (y) Permitted Priority Liens) and (iii) each Lien Grantor will provide the Collateral Agent with prompt written notice (and in any case within 20 days) of the opening of any new Deposit Account and any such notice shall be deemed to be an automatic amendment to Schedule 3 hereto.

Section 13.            Payments upon an Event of Default.  Each Lien Grantor represents, warrants and covenants that if an Event of Default shall have occurred and be continuing, such Lien Grantor will, if requested to do so by the Collateral Agent, promptly notify (and to the extent it fails to do so promptly, such Lien Grantor authorizes the Collateral Agent so to notify) and instruct each Person obligated at any time to make any payment to such Lien Grantor for any reason (including each account debtor in respect of any of its Accounts) that any payments due or to become due are to be made directly to the Collateral Account for the period during which such Event of Default is continuing.

Section 14.            Transfer of Record Ownership.

(a)           At any time when an Event of Default shall have occurred and be continuing, the Collateral Agent may (and to the extent that action by it is required, the relevant Lien Grantor, if directed to do so by the Collateral Agent, will as promptly as practicable) cause each of the Pledged Securities (or any portion thereof specified in such direction) to be (x) transferred of record into the name of the Collateral Agent or its nominee or (y) credited to the Collateral Account; provided that no such action shall be taken with respect to any capital stock of any Regulated Subsidiary unless any and all regulatory approvals required under applicable law shall have been obtained; and provided further that (i) to the extent any of the Pledged Securities (or a portion thereof) have been transferred of record into the name of the Collateral Agent or its nominee and (ii) no Event of Default is continuing, the Collateral Agent will cooperate reasonably with the relevant Lien Grantor to cause such Pledged Security (or a portion thereof) to be re-registered (as promptly as practicable) in the name of such Lien Grantor.  Each Lien Grantor will take any and all actions reasonably necessary or as requested by the Collateral Agent to facilitate compliance with this subsection.

(b)           Ownership upon Transfer of Record Ownership.  If and when any Pledged Security (whether certificated or uncertificated) owned by such Lien Grantor is transferred of record into the name of the Collateral Agent or its nominee pursuant to Section 14(a), (i) the Collateral Agent shall be the holder of record with respect to such Pledged Security, (ii) the Collateral Agent will have Control of such Pledged Security and (iii) the Collateral Agent will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.

(c)           Provisions Inapplicable after Transfer of Record Ownership.  If the provisions of Section 14(a) are implemented, Sections 11(b) and 11(c) shall not thereafter apply to (i) any Pledged Security that is registered in the name of the Collateral Agent or its nominee or (ii) any Security Entitlement in respect of which the Collateral Agent or its nominee is the Entitlement Holder.

(d)           Communications after Transfer of Record Ownership.  The Collateral Agent will promptly give to the relevant Lien Grantor copies of any notices and other communications received by the Collateral Agent with respect to (i) Pledged Securities registered in the name of the Collateral Agent or its nominee and (ii) Pledged Security Entitlements as to which the Collateral Agent or its nominee is the Entitlement Holder.

Section 15.            Right to Vote Securities.

(a)           Unless an Event of Default shall have occurred and be continuing, each Lien Grantor will have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any Pledged Security owned by it and the Financial Asset underlying any Pledged Security Entitlement owned by it, and the Collateral Agent will, upon receiving a written request from such Lien Grantor, promptly deliver (or cause to be delivered) to such Lien Grantor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any such Pledged Security that is registered in the name of the Collateral Agent or its nominee or any such Pledged Security Entitlement as to which the Collateral Agent or its nominee is the Entitlement Holder, in each case as shall be specified in such request and be in form and substance reasonably acceptable to the Collateral Agent.  Unless an Event of Default shall have occurred and be continuing, the Collateral Agent will have no right to take any action which the owner of a Pledged Partnership Interest or Pledged LLC Interest is entitled to take with respect thereto, except the right to receive payments and other distributions to the extent provided herein.

(b)           If an Event of Default shall have occurred and be continuing, and after written notice from the Collateral Agent to such Lien Grantor, the Collateral Agent will have the right to the extent permitted by law (and, in the case of a Pledged Partnership Interest or Pledged LLC Interest, by the relevant partnership agreement, limited liability company agreement, operating agreement or other governing document) to vote, to give consents, ratifications and waivers and to take any other action with respect to the Pledged Investment Property, the other Pledged Equity Interests (if any) and the Financial Assets underlying the Pledged Security Entitlements, with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof, and each Lien Grantor will take all such action as the Collateral Agent may reasonably request from time to time to give effect to such right; provided that the Collateral Agent will not have the right to vote, to give consents, ratifications or waivers or to take any other action with respect to the capital stock of any Regulated Subsidiary, in each case to the extent that such action would require prior regulatory approval under applicable law, unless such approval shall have been granted.

Section 16.            Remedies upon Event of Default.

(a)           If an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) under the Collateral Documents.

(b)           Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, withdraw all cash held in the Collateral Account and apply such cash as provided in Section 17 and, if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell, lease, license or otherwise dispose of the Collateral or any part thereof; provided that the right of the Collateral Agent to sell or otherwise dispose of the capital stock of any Regulated Subsidiary shall be subject to the Collateral Agent or the relevant Lien Grantor obtaining, to the extent necessary under applicable law, the prior approval of such sale or other disposition by the governmental body or official having jurisdiction with respect to such Regulated Subsidiary.  Notice of any such sale or other disposition shall be given to the relevant Lien Grantor(s) as required by Section 19.

(c)           Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing:

(i)           the Collateral Agent may license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Pledged Intellectual Property (including any Pledged Recordable Intellectual Property) for such term or terms, on such conditions and in such manner as the Collateral Agent shall in its reasonable discretion determine; provided that such licenses or sublicenses do not conflict with any existing license of which the Collateral Agent shall have received a copy;

(ii)           the Collateral Agent may (without assuming any obligation or liability thereunder), at any time and from time to time, in its sole and reasonable discretion, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of any Lien Grantor in, to and under any of its Pledged Intellectual Property and take or refrain from taking any action under any thereof, and each Lien Grantor releases the Collateral Agent and each other Secured Party from liability for, and agrees to hold the Collateral Agent and each other Secured Party free and harmless from and against any claims and expenses arising out of, any lawful action so taken or omitted to be taken with respect thereto, except for claims and expenses arising from the Collateral Agent’s or such Secured Party’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment; and

(iii)          upon request by the Collateral Agent (which shall not be construed as implying any limitation on its rights or powers), each Lien Grantor will execute and deliver to the Collateral Agent a power of attorney, in form and substance reasonably satisfactory to the Collateral Agent, for the implementation of any sale, lease, license or other disposition of any of such Lien Grantor’s Pledged Intellectual Property or any action related thereto.  In connection with any such disposition, but subject to any confidentiality restrictions imposed on such Lien Grantor in any license or similar agreement, such Lien Grantor will supply to the Collateral Agent its know-how and expertise relating to the relevant Intellectual Property or the products or services made or rendered in connection with such Intellectual Property, and its customer lists and other records relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of said products or services.

(d)           For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 16 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral) at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Lien Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, (i) a nonexclusive license (exercisable without payment of royalty or other compensation to such Lien Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Lien Grantor to avoid the risk of invalidation of such Trademarks, to use, practice, sublicense and otherwise exploit any and all Intellectual Property now owned or held or hereafter acquired or held by such Lien Grantor (which license shall include access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof).

Section 17.             Application of Proceeds.  Subject to the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, the Collateral Agent shall apply (i) any cash held in the Collateral Account and (ii) the proceeds of any sale or other disposition of, or any collections (including in the form of interest, dividends, redemption payments and other distributions in respect of any Equity Interests) on, all or any part of the Collateral, in accordance with Section 6.10 of the Indenture.

Section 18.             Fees and Expenses; Indemnification.

(a)           The Company will within 10 Business Days following written demand (together with, in the case of clauses (i) and (ii) below, if requested by the Company, backup documentation supporting such written demand) pay to the Collateral Agent:

(i)           the amount of any taxes that the Collateral Agent may have been required to pay by reason of the Transaction Liens or to free any Collateral from any other Lien thereon;

(ii)          the amount of any and all reasonable out-of-pocket expenses, including transfer taxes and reasonable fees and expenses of counsel and other outside experts, that the Collateral Agent may incur in connection with (x) the administration or enforcement of the Collateral Documents, including such expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank or value of any Transaction Lien, (y) the collection, sale or other disposition of any Collateral or (z) the exercise by the Collateral Agent of any of its rights or powers under the Collateral Documents; and

(iii)         the amount of any fees that the Company shall have agreed in writing to pay to the Collateral Agent and that shall have become due and payable in accordance with such written agreement.

(b)           If any transfer tax, documentary stamp tax or other tax is payable in connection with any transfer or other transaction provided for in the Collateral Documents, the Company will pay such tax and provide any required tax stamps to the Collateral Agent or as otherwise required by law.

(c)           Each Lien Grantor waives all rights for contribution and all other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or related to Environmental Laws that it might have by statute or otherwise against any Indemnified Person.

Section 19.             Authority to Administer Collateral.  Each Lien Grantor irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Lien Grantor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the Company’s expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Lien Grantor’s Collateral:

(a)           to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

(b)           to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(c)           to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and

(d)           to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;

provided that, except in the case of Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will give the relevant Lien Grantor at least 10 days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made.  Any such notice shall (i) contain the information specified in UCC Section 9-613, (ii) be Authenticated and (iii) be sent to the parties required to be notified pursuant to UCC Section 9-611(c); provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.

Section 20.             Limitation on Duty in Respect of Collateral.  Beyond the exercise of reasonable care in the custody and preservation thereof and accounting for monies received therefrom, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any subagent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto.  The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable judgment.

Section 21.            General Provisions Concerning the Collateral Agent.

(a)           Appointment and Authorization; “Collateral Agent.”  The provisions of Article XI of the Indenture shall inure to the benefit of the Collateral Agent, and shall be binding upon all Lien Grantors and all Secured Parties, in connection with this Agreement and the other Collateral Documents.  The Collateral Agent is hereby irrevocably appointed, designated and authorized to take such actions under the provisions of this Agreement and each other Collateral Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Collateral Document, together with such actions and powers as are reasonably incidental thereto.  In furtherance of the foregoing, the Collateral Agent is hereby authorized to serve as Applicable Authorized Representative and Applicable Collateral Agent (each as defined in the Intercreditor Agreement) in accordance with the terms of the Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of the Intercreditor Agreement, together with such actions and powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Collateral Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Collateral Document or otherwise exist against the Collateral Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Collateral Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)           Delegation of Duties.  The Collateral Agent may execute any of its duties under this Agreement or any other Collateral Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.  The exculpatory provisions of Section 20 and this Section shall apply to any such agent, employee or attorney-in-fact.

(c)           Liability of Collateral Agent.  Neither the Collateral Agent nor any sub-agent appointed by the Collateral Agent to carry out the functions under this Agreement shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Collateral Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein or required by applicable law) or (ii) be responsible in any manner to any Secured Party for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate thereof, or any officer thereof, contained herein or in any other Collateral Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any other Collateral Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Collateral Document, or for any failure of the Company or any Subsidiary or Affiliate thereof or any other party to any Collateral Document to perform its obligations hereunder or thereunder.  Neither the Collateral Agent nor any sub-agent appointed by the Collateral Agent to carry out the functions under this Agreement shall be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Collateral Document, or to inspect the properties, books or records of the Company or any Subsidiary or Affiliate thereof.  The Collateral Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any Transaction Lien, including, without limitation, the filing, form, content or renewal of UCC financing statements, Mortgages or similar documents or instruments, whether impaired by operation of law or by reason of any action or omission to act on its part under the Collateral Documents.

(d)           Reliance by Collateral Agent.  The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company or any Subsidiary), independent accountants and other experts selected by the Collateral Agent.  The Collateral Agent shall be fully justified in failing or refusing to take any action under any Collateral Document unless it shall first receive such advice or concurrence of the Holders of a majority in aggregate principal amount of the Notes as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Secured Parties (other than the Trustee and Collateral Agent) against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Collateral Document in accordance with a request or consent of the requisite number of Holders required by the Indenture and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.

(e)           Notice of Default.  The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, unless the Collateral Agent shall have received written notice from a Secured Party or the Company referring to the Indenture, describing such Default and stating that such notice is a “notice of default.” The Collateral Agent will notify the Secured Parties of its receipt of any such notice.  The Collateral Agent shall take such action with respect to such Default as may be directed by the requisite number of Holders required by the Indenture; provided, however, that unless and until the Collateral Agent has received any such direction, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the interest of the Secured Parties.

(f)           [Reserved].

(g)           Information as to Secured Obligations and Actions by Secured Parties.  For all purposes of the Collateral Documents, including determining the amounts of the Secured Obligations or whether any action has been taken under any Secured Agreement, the Collateral Agent will be entitled to rely on information from (i) its own records for information as to the Holders, their Secured Obligations and actions taken by them; (ii) any Secured Party for information as to its Secured Obligations and actions taken by it, to the extent that the Collateral Agent has not obtained such information from the foregoing sources; and (iii) the Company, to the extent that the Collateral Agent has not obtained information from the foregoing sources.

(h)           Within two Business Days after it receives or sends any notice referred to in this subsection, the Collateral Agent shall send to each Secured Party Requesting Notice, copies of any notice given by the Collateral Agent to any Lien Grantor, or received by it from any Lien Grantor, pursuant to Sections 16, 17, 19 or 22.

(i)           The Collateral Agent may refuse to act on any notice, consent, direction or instruction from any Secured Parties or any agent, trustee or similar representative thereof that, in the Collateral Agent’s opinion, (i) is contrary to law or the provisions of any Collateral Document, (ii) may expose the Collateral Agent to liability (unless the Collateral Agent shall have been indemnified, to its satisfaction, for such liability by the Secured Parties (other than the Trustee and Collateral Agent) that gave such notice, consent, direction or instruction) or (iii) is unduly prejudicial to Secured Parties not joining in such notice, consent, direction or instruction.

Section 22.            Termination of Transaction Liens; Release of Collateral.

(a)           The Transaction Liens granted by each Subsidiary Guarantor shall terminate when its Secured Guarantee is released pursuant to the Indenture.

(b)           The Transaction Liens granted by the Company shall terminate in accordance with Section 11.3 of the Indenture.

(c)           Concurrently with any sale, lease or other disposition (except a sale or disposition to another Lien Grantor or a lease) permitted by the proviso to Section 5(c) or release of any Transaction Lien in accordance with the Indenture, the Transaction Liens on the assets sold or disposed of (but not in any Proceeds arising from such sale or disposition) or so released will cease immediately without any action by the Collateral Agent or any other Secured Party.

(d)           Upon any termination of a Transaction Lien or release of Collateral, the Collateral Agent will, upon written request certifying that such termination of release is permitted under the Notes Documents and at the expense of the relevant Lien Grantor, execute and deliver to such Lien Grantor such documents as such Lien Grantor shall reasonably request to evidence the termination of such Transaction Lien or the release of such Collateral, as the case may be.

Section 23.            Additional Subsidiary Guarantors and Lien Grantors.  Any Subsidiary may become a party hereto by signing and delivering to the Collateral Agent a Security Agreement Supplement, whereupon such Subsidiary shall become a “Subsidiary Guarantor” and a “Lien Grantor” as defined herein.

Section 24.            Notices.

(a)           Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission).  All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number (provided that any matter transmitted by the Company by facsimile (1) shall be immediately confirmed by a telephone call to the recipient at the number specified below and (2) shall be followed promptly by delivery of a hard copy original thereof) or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to the Company or the Collateral Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person in the Indenture or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties;

(ii)           if to any Subsidiary Guarantor listed on the signature pages hereof, to the Company as set forth above to be forwarded to such Subsidiary Guarantor at its address, facsimile number, electronic mail address or telephone number designated by such party in a notice to the Company;

(iii)          if to any other Subsidiary Guarantor, to the address, facsimile number, electronic mail address or telephone number specified for such Person in its first Security Agreement Supplement or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(iv)         if to any Secured Party Requesting Notice, to such address, facsimile number, electronic mail address or telephone number as such party may hereafter specify for the purpose by notice to the Collateral Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered.  In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

(b)           This Agreement and the other Collateral Documents may be transmitted and/or signed by facsimile or PDF delivered by electronic mail.  The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on the Company, all Subsidiary Guarantors, the Secured Parties and the Collateral Agent.  The Collateral Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(c)           Electronic mail and Internet and intranet websites may be used only to distribute routine communications and to distribute this Agreement and other Collateral Documents for execution by the parties thereto, and may not be used for any other purpose.

(d)           The Collateral Agent and the other Secured Parties shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Company or any Subsidiary Guarantor even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Company and the Subsidiary Guarantors shall jointly and severally indemnify the Collateral Agent, any sub-agent appointed by the Collateral Agent to carry out the functions under this Agreement and each Secured Party from all losses, costs, out-of-pocket expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company or any Subsidiary Guarantor; provided that such indemnity shall not, as to any Person, be available to the extent that such losses, costs, out-of-pocket expenses or liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Person.  All telephonic notices to and other communications with the Collateral Agent may be recorded by the Collateral Agent, and each of the parties hereto hereby consents to such recording.

Section 25.            No Implied Waivers; Remedies Not Exclusive.  No failure by the Collateral Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Collateral Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Secured Party of any right or remedy under any Notes Document preclude any other or further exercise thereof or the exercise of any other right or remedy.  The rights and remedies specified in the Notes Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

Section 26.            Successors and Assigns.  This Agreement is for the benefit of the Collateral Agent and the Secured Parties.  If all or any part of any Secured Party’s interest in any Secured Obligation is assigned or otherwise transferred, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation.  This Agreement shall be binding on the Lien Grantors and their respective successors and assigns.

Section 27.            Amendments and Waivers.  Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the parties hereto, with the consent of such Holders as are required to consent thereto under Article IX of the Indenture.

Section 28.            Choice of Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

Section 29.            Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY COLLATERAL DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY COLLATERAL DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER COLLATERAL DOCUMENTS.

Section 30.            Severability.  If any provision of any Collateral Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of the Collateral Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

Section 31.            Pari Passu Intercreditor Agreement; Indenture.  Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Collateral Agent pursuant to this Agreement, the exercise of any right or remedy by the Collateral Agent hereunder and the obligations of the Lien Grantors hereunder, in each case, with respect to the Collateral are subject to the limitations and provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement with respect to the Collateral, the terms of the Intercreditor Agreement shall govern and control.  For the avoidance of doubt, at any time that the Collateral Agent is not the Applicable Collateral Agent (as defined in the Intercreditor Agreement), the Lien Grantors shall be deemed to have complied with any obligation hereunder to deliver any possessory collateral (or other Collateral that can be held by only one person) to the Collateral Agent by delivering such possessory collateral to the Applicable Collateral Agent (as defined in the Intercreditor Agreement).  In the event of any conflict between this Agreement and the Indenture, the terms of the Indenture shall control.

[SIGNATURE PAGES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CNO FINANCIAL GROUP, INC.

By:	/s/ Erik M. Helding
Name:	Erik M. Helding
Title:	Senior Vice President, Treasury and Investor Relations

Subsidiary Guarantors:

40|86 ADVISORS, INC.
40|86 MORTGAGE CAPITAL, INC.
AMERICAN LIFE AND CASUALTY
MARKETING DIVISION CO.
CDOC, INC.
CNO MANAGEMENT SERVICES
COMPANY
K.F. AGENCY, INC.
PERFORMANCE MATTERS ASSOCIATES,
INC.
PERFORMANCE MATTERS ASSOCIATES OF
TEXAS, INC.

By:	/s/ Erik M. Helding
Name:	Erik M. Helding
Title:	Senior Vice President and Treasurer

CNO SERVICES, LLC

By:	/s/ Erik M. Helding
Name:	Erik M. Helding
Title:	Senior Vice President, Treasury and Investor Relations

[Signature Page to the Security Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Jane Schweiger
Name:	Jane Schweigher
Title:	Vice President

Exhibit A to
Security Agreement
SECURITY AGREEMENT SUPPLEMENT

This SECURITY AGREEMENT SUPPLEMENT dated as of _______________ is entered into by and between [NAME OF LIEN GRANTOR] (the “Lien Grantor”) and Wilmington Trust, National Association, as Collateral Agent (together with its successors and assigns, the “Collateral Agent”).

WHEREAS, CNO Financial Group, Inc., the Subsidiary Guarantors party thereto and the Collateral Agent are parties to the Security Agreement dated as of September 28, 2012 (as amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Security Agreement”) under which CNO Financial Group, Inc. secures certain of its obligations (the “Secured Obligations”) and the Subsidiary Guarantors secure their respective guarantees thereof;

WHEREAS, [name of Lien Grantor] [desires to become][is] a party to the Security Agreement as a Lien Grantor thereunder1; and

WHEREAS, terms defined in the Security Agreement (or whose definitions are incorporated by reference in Section 1 of the Security Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Grant of Transaction Liens.  (a) In order to secure [its Secured Guarantee]2 [the Secured Obligations]3, the Lien Grantor grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all the following property of the Lien Grantor, whether now or owned or existing or hereafter acquired or arising and regardless of where located (the “New Collateral”):

If the Lien Grantor is the Company, delete this recital and Section 1 hereof.

[describe property being added to the Collateral]4

(b)           With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

1 If the Lien Grantor is the Company, delete this recital and Section 1 hereof.

2 Delete bracketed words if the Lien Grantor is the Company.

3 Delete bracketed words if the Lien Grantor is a Subsidiary Guarantor.

4 If the Lien Grantor is not already a party to the Security Agreement, clauses (i) through (xv) of, and the proviso to, Section 3(a) of the Security Agreement may be appropriate.

(c)           The foregoing Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Lien Grantor with respect to any of the New Collateral or any transaction in connection therewith.

2.            Delivery of Collateral.  Concurrently with delivering this Security Agreement Supplement to the Collateral Agent, the Lien Grantor is complying with the provisions of Section 7 of the Security Agreement with respect to Chattel Paper and Instruments, Section 10 of the Security Agreement with respect to rights to the proceeds of letters of credit, and either Section 11 or Section 14(a) (whichever is applicable) of the Security Agreement with respect to Investment Property, in each case if and, to the extent included in the New Collateral at such time.

3.            Party to Security Agreement.  Upon delivering this Security Agreement Supplement to the Collateral Agent, the Lien Grantor will become a party to the Security Agreement and will thereafter have all the rights and obligations of a Subsidiary Guarantor and a Lien Grantor thereunder and be bound by all the provisions thereof as fully as if the Lien Grantor were one of the original parties thereto.5

4.             Address of Lien Grantor.  The address, facsimile number, electronic mail address and telephone number of the Lien Grantor for purposes of Section 29 of the Security Agreement are:

[address]

[facsimile number]

[e-mail address]

[telephone number]

5.            Representations and Warranties.  (a) The Lien Grantor is a corporation6 duly organized, validly existing and in good standing under the laws of [jurisdiction of organization].

(b)           The Lien Grantor has delivered a Perfection Certificate to the Collateral Agent.  The information set forth therein is correct and complete as of the date hereof.  Within 60 days after the date hereof, the Lien Grantor will furnish (or cause to be furnished) to the Collateral Agent a file search report from each UCC filing office listed in such Perfection Certificate, showing the filing made at such filing office to perfect the Transaction Liens on the New Collateral.

5 Delete Sections 4 and 5 if the Lien Grantor is already a party to the Security Agreement.

6 Modify as needed if not a corporation.

(c)           The execution and delivery of this Security Agreement Supplement by the Lien Grantor and the performance by it of its obligations under the Security Agreement as supplemented hereby are within its corporate or other powers, have been duly authorized by all necessary corporate or other action, require no action by or in respect of, or filing with, any governmental body, agency or official (except (i) such as have been obtained on or prior to the date hereof and (ii) filings necessary to perfect the Transactions Liens) and do not contravene, or constitute a default under, any provision of applicable law or regulation (except to the extent that such contraventions or defaults, in the aggregate, could not reasonably be expected to have a Material Adverse Effect) or of its Organization Documents, or of any material agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Lien (except a Transaction Lien) on any of its assets.

(d)           The Security Agreement as supplemented hereby constitutes a valid and binding agreement of the Lien Grantor, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity.

(e)           Each of the representations and warranties set forth in the Security Agreement is true as applied to the Lien Grantor and the New Collateral.  For purposes of the foregoing sentence, references in said Sections to a “Lien Grantor” shall be deemed to refer to the Lien Grantor, references to Schedules to the Security Agreement shall be deemed to refer to the corresponding Schedules to this Security Agreement Supplement, references to “Collateral” shall be deemed to refer to the New Collateral, and references to the “Issue Date” shall be deemed to refer to the date on which the Lien Grantor signs and delivers this Security Agreement Supplement.

6.            Governing Law.  This Security Agreement Supplement shall be construed in accordance with and governed by the laws of the State of New York.

[SIGNATURE PAGES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

[NAME OF LIEN GRANTOR]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

Schedule 1
to Security Agreement
Supplement

EQUITY INTERESTS IN SUBSIDIARIES AND AFFILIATES
OWNED BY LIEN GRANTOR

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

Schedule 2
to Security Agreement
Supplement

OTHER SECURITIES
(OTHER THAN EQUITY INTERESTS IN SUBSIDIARIES AND AFFILIATES)

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

Schedule 3
                                                                                                                                          to Security Agreement
Supplement

DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS AND COMMODITIES ACCOUNTS

PART 1 — Securities Accounts

The Lien Grantor owns Security Entitlements with respect to Financial Assets credited to the following Securities Accounts:

Owner	Type Of Account	Intermediary	Account Numbers

PART 2 — Commodity Accounts

The Lien Grantor is the Commodity Customer with respect to the following Commodity Accounts:

Owner	Type Of Account	Intermediary	Account Numbers

PART 3 — Deposit Accounts

The Lien Grantor is the Customer with respect to the following Deposit Accounts:

Owner	Type Of Account	Intermediary	Account Numbers

Schedule 4
                                                                                                                                          to the Security Agreement
Supplement

COMMERCIAL TORT CLAIMS

Description	Pledged (Yes/No)

Schedule 5
                                                                                                                                          to Security Agreement
Supplement

PLEDGED INSTRUMENTS

1.           Promissory Notes:

Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date	Pledged (Yes/No)

2.           Chattel Paper:

Description	Pledged (Yes/No)

EXHIBIT B
to Security Agreement

COPYRIGHT SECURITY AGREEMENT

(Copyrights, Copyright Registrations, Copyright
Applications and Copyright Licenses)

WHEREAS, [name of Lien Grantor], a [_____] corporation7 (herein referred to as the “Lien Grantor”) owns, or in the case of licenses is a party to, the Copyright Collateral (as defined below);

WHEREAS, CNO Financial Group, Inc. (the “Company”) and Wilmington Trust, National Association, as collateral agent (together with its successors and assigns, the “Collateral Agent”) and trustee, are parties to the Indenture dated as of September 28, 2012 (as amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Indenture”);

WHEREAS, pursuant to (i) the Security Agreement dated as of September 28, 2012 (as amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Security Agreement”) among the Company, the Subsidiary Guarantors party thereto and the Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors and assigns in such capacity, the “Grantee”), and (ii) certain other Collateral Documents (including this Copyright Security Agreement) and the Indenture, the Lien Grantor has [secured certain of its obligations (the “Secured Obligations”)]8 [guaranteed certain obligations of the Company and secured such guarantee (the “Lien Grantor’s Secured Guarantee of the Secured Obligations”)]9 by granting to the Grantee for the benefit of the Secured Parties a continuing security interest in personal property of the Lien Grantor, including all right, title and interest of the Lien Grantor in, to and under the Copyright Collateral (as defined below); and

WHEREAS, capitalized terms used but not defined herein shall have the meanings given to them in the Security Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor grants to the Grantee for the benefit of the Secured Parties, to secure the [Secured Obligations] [Lien Grantor’s Secured Guarantee of the Secured Obligations], a continuing security interest in all of the Lien Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Copyright Collateral”), whether now owned or existing or hereafter acquired or arising:

(i)           each Copyright (as defined in the Security Agreement) owned by the Lien Grantor, including, without limitation, each Copyright registration or application therefor referred to in Schedule 1 hereto;

7 Modify as needed if the Lien Grantor is not a corporation.

8 Delete these bracketed words if the Lien Grantor is a Subsidiary Guarantor.

9 Delete these bracketed words if the Lien Grantor is the Company.

(ii)          each Copyright License (as defined in the Security Agreement) to which the Lien Grantor is a party, including, without limitation, each Copyright License identified in Schedule 1 hereto; and

(iii)         all proceeds of, revenues from, and accounts and general intangibles arising out of, the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future infringement of any Copyright (including, without limitation, any Copyright owned by the Lien Grantor and identified in Schedule 1 hereto), and all rights and benefits of the Lien Grantor under any Copyright License (including, without limitation, any Copyright License identified in Schedule 1 hereto).

The Lien Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in the Grantee’s name, from time to time, in the Grantee’s reasonable discretion, so long as any Event of Default (as defined in the Indenture) shall have occurred and be continuing, to take with respect to the Copyright Collateral, in accordance with the Security Agreement, any and all appropriate action which the Lien Grantor might take with respect to the Copyright Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Copyright Security Agreement and to accomplish the purposes hereof.

Except to the extent expressly permitted in the Security Agreement or the Indenture, the Lien Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Copyright Collateral.

The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement.  The Lien Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

[SIGNATURE PAGES FOLLOW ON NEXT PAGE]

B-2

IN WITNESS WHEREOF, the Lien Grantor has caused this Copyright Security Agreement to be duly executed by its officer thereunto duly authorized as of the  _____ day of _____________.

[NAME OF LIEN GRANTOR]

By:
Name:
Title:

Acknowledged

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

STATE OF ___________________
) ss.:
COUNTY OF __________________

I, ____________________ , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that ___________________________________, of [NAME OF LIEN GRANTOR] (the “Lien Grantor”), personally known to me to be the same person whose name is subscribed to the foregoing instrument as such _______________, appeared before me this day in person and acknowledged that (s)he signed, executed and delivered said instrument as her/his own free and voluntary act and as the free and voluntary act of said Lien Grantor, for the uses and purposes therein set forth being duly authorized so to do.

GIVEN under my hand and Notarial Seal this _____day of _______________

[Seal]

__________________________________________ Signature of notary public

My Commission expires ______________

Schedule 1
to Copyright
Security Agreement

[NAME OF LIEN GRANTOR]

COPYRIGHT REGISTRATIONS

Registration. No	Registration Date	Title

COPYRIGHT APPLICATIONS

Case No.	Filing Date	Filing Title

COPYRIGHT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

EXHIBIT C
Security Agreement

PATENT SECURITY AGREEMENT

(Patents, Patent Applications and Patent Licenses)

WHEREAS, [name of Lien Grantor], a [_______] corporation10 (herein referred to as the “Lien Grantor”) owns, or in the case of licenses is a party to, the Patent Collateral (as defined below);

WHEREAS, CNO Financial Group, Inc. (the “Company”) and Wilmington Trust, National Association, as collateral agent (together with its successors and assigns, the “Collateral Agent”) and trustee, are parties to the Indenture dated as of September 28, 2012 (as amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Indenture”);

WHEREAS, pursuant to (i) the Security Agreement dated as of September 28, 2012 (as amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Security Agreement”) among the Company, the Subsidiary Guarantors party thereto and the Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors and assigns in such capacity, the “Grantee”), and (ii) certain other Collateral Documents (including this Patent Security Agreement) and the Indenture, the Lien Grantor has [secured certain of its obligations (the “Secured Obligations”)]11 [guaranteed certain obligations of the Company and secured such guarantee (the “Lien Grantor’s Secured Guarantee of the Secured Obligations”)]12 by granting to the Grantee for the benefit of the Secured Parties a continuing security interest in personal property of the Lien Grantor, including all right, title and interest of the Lien Grantor in, to and under the Patent Collateral (as defined below); and

WHEREAS, capitalized terms used but not defined herein shall have the meanings given to them in the Security Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor grants to the Grantee for the benefit of the Secured Parties, to secure the [Secured Obligations] [Lien Grantor’s Secured Guarantee of the Secured Obligations], a continuing security interest in all of the Lien Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Patent Collateral”), whether now owned or existing or hereafter acquired or arising:

(i)           each Patent (as defined in the Security Agreement) owned by the Lien Grantor, including, without limitation, each Patent referred to in Schedule 1 hereto;

10 Modify as needed if the Lien Grantor is not a corporation.

11 Delete these bracketed words if the Lien Grantor is a Subsidiary Guarantor.

12 Delete these bracketed words if the Lien Grantor is the Company.

(ii)          each Patent License (as defined in the Security Agreement) to which the Lien Grantor is a party, including, without limitation, each Patent License identified in Schedule 1 hereto; and

(iii)         all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future infringement of any Patent owned by the Lien Grantor (including, without limitation, any Patent identified in Schedule 1 hereto) and all rights and benefits of the Lien Grantor under any Patent License (including, without limitation, any Patent License identified in Schedule 1 hereto).

The Lien Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in the Grantee’s name, from time to time, in the Grantee’s reasonable discretion, so long as any Event of Default (as defined in the Indenture) shall have occurred and be continuing, to take with respect to the Patent Collateral, in accordance with the Security Agreement, any and all appropriate action which the Lien Grantor might take with respect to the Patent Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Patent Security Agreement and to accomplish the purposes hereof.

Except to the extent expressly permitted in the Security Agreement or the Indenture, the Lien Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Patent Collateral.

The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement.  The Lien Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

[SIGNATURE PAGES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the Lien Grantor has caused this Patent Security Agreement to be duly executed by its officer thereunto duly authorized as of the _____ day of _______________.

[NAME OF LIEN GRANTOR]

By:
Name:
Title:

Acknowledged:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

STATE OF ____________________
) ss.:
COUNTY OF ___________________

I, _______________________ , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that ___________________________________, of [NAME OF LIEN GRANTOR] (the “Lien Grantor”), personally known to me to be the same person whose name is subscribed to the foregoing instrument as such _______________, appeared before me this day in person and acknowledged that (s)he signed, executed and delivered said instrument as her/his own free and voluntary act and as the free and voluntary act of said Lien Grantor, for the uses and purposes therein set forth being duly authorized so to do.

GIVEN under my hand and Notarial Seal this _____day of _______________

[Seal]

________________________________________________  Signature of notary public

My Commission expires ______________

Schedule 1
to Patent
Security Agreement

[NAME OF LIEN GRANTOR]

PATENTS AND DESIGN PATENTS

Patent No.	Issued	Expiration	Title

PATENT APPLICATIONS

Case No.	Serial No.	Filing Date	Filing Title

PATENT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

EXHIBIT D
to Security Agreement

TRADEMARK SECURITY AGREEMENT

(Trademarks, Trademark Registrations, Trademark

Applications and Trademark Licenses)

WHEREAS, [name of Lien Grantor], a [_______] corporation13 (herein referred to as the “Lien Grantor”) owns, or in the case of licenses is a party to, the Trademark Collateral (as defined below);

WHEREAS, CNO Financial Group, Inc. (the “Company”) and Wilmington Trust, National Association, as collateral agent (together with its successors and assigns, the “Collateral Agent”) and trustee, are parties to the Indenture dated as of September 28, 2012 (as amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Indenture”);

WHEREAS, pursuant to (i) the Security Agreement dated as of September 28, 2012 (as amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Security Agreement”) among the Company, the Subsidiary Guarantors party thereto and the Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors and assigns in such capacity, the “Grantee”), and (ii) certain other Collateral Documents (including this Trademark Security Agreement) and the Indenture, the Lien Grantor has [secured certain of its obligations (the “Secured Obligations” )]14 [guaranteed certain obligations of the Company and secured such guarantee (the “Lien Grantor’s Secured Guarantee of the Secured Obligations”)]15 by granting to the Grantee for the benefit of the Secured Parties a continuing security interest in personal property of the Lien Grantor, including all right, title and interest of the Lien Grantor in, to and under the Trademark Collateral (as defined below); and

WHEREAS, capitalized terms used but not defined herein shall have the meanings given to them in the Security Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor grants to the Grantee for the benefit of the Secured Parties, to secure the [Secured Obligations] [Lien Grantor’s Secured Guarantee of the Secured Obligations (as defined in the Security Agreement)], a continuing security interest in all of the Lien Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Trademark Collateral”), whether now owned or existing or hereafter acquired or arising:

(i)           each Trademark (as defined in the Security Agreement) owned by the Lien Grantor, including, without limitation, each Trademark registration and application referred to in Schedule 1 hereto, and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark;

13 Modify as needed if the Lien Grantor is not a corporation.

14 Delete these bracketed words if the Lien Grantor is a Subsidiary Guarantor.

15 Delete these bracketed words if the Lien Grantor is the Company.

(ii)          each Trademark License (as defined in the Security Agreement) to which the Lien Grantor is a party, including, without limitation, each Trademark License identified in Schedule 1 hereto, and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark licensed pursuant thereto; and

(iii)         all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future unfair competition with, or violation of intellectual property rights in connection with or injury to, or infringement or dilution of, any Trademark owned by the Lien Grantor (including, without limitation, any Trademark identified in Schedule 1 hereto), and all rights and benefits of the Lien Grantor under any Trademark License (including, without limitation, any Trademark License identified in Schedule 1 hereto), or for injury to the goodwill associated with any of the foregoing;

provided that intent-to-use Trademark applications are excluded from the Trademarks Collateral solely to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark applications or any registrations that issue therefrom under applicable United States federal law.

The Lien Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in the Grantee’s name, from time to time, in the Grantee’s reasonable discretion, so long as any Event of Default (as defined in the Indenture) shall have occurred and be continuing, to take with respect to the Trademark Collateral, in accordance with the Security Agreement, any and all appropriate action which the Lien Grantor might take with respect to the Trademark Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Trademark Security Agreement and to accomplish the purposes hereof.

Except to the extent expressly permitted in the Security Agreement or the Indenture, the Lien Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Trademark Collateral.

The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement.  The Lien Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

[SIGNATURE PAGES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the Lien Grantor has caused this Trademark Security Agreement to be duly executed by its officer thereunto duly authorized as of the ____ day of _____________.

[NAME OF LIEN GRANTOR]

By:
Name:
Title:

Acknowledged:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

STATE OF  ____________________
) ss.:
COUNTY OF  ___________________

I, __________________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that ________________________________, of [NAME OF LIEN GRANTOR] (the “Lien Grantor”), personally known to me to be the same person whose name is subscribed to the foregoing instrument as such _______________, appeared before me this day in person and acknowledged that (s)he signed, executed and delivered said instrument as her/his own free and voluntary act and as the free and voluntary act of said Lien Grantor, for the uses and purposes therein set forth being duly authorized so to do.

GIVEN under my hand and Notarial Seal this _____day of _______________

[Seal]

__________________________________ Signature of notary public

My Commission expires ______________

Schedule 1
to Trademark
Security Agreement
[NAME OF LIEN GRANTOR]

U.S. TRADEMARK REGISTRATIONS

TRADEMARK	REG. NO.	REG. DATE

U.S. TRADEMARK APPLICATIONS

TRADEMARK	SERIAL NO.	FILING DATE

TRADEMARK LICENSES

Name of Applicant	Parties Licensor/Licensee	Date of Agreement	Subject Matter

EXHIBIT E
to Security Agreement

PERFECTION CERTIFICATE
[SEE ATTACHED]

EXHIBIT F
to Security Agreement

ISSUER CONTROL AGREEMENT

ISSUER CONTROL AGREEMENT dated as of _______________among [name of Lien Grantor] (the “Lien Grantor”), Wilmington Trust, National Association, as Collateral Agent (the “Secured Party”), and CNO Financial Group, Inc. (the “Issuer”).  All references herein to the “UCC” refer to the Uniform Commercial Code as in effect from time to time in [Issuer’s jurisdiction of incorporation].

WITNESSETH:

WHEREAS, the Lien Grantor is the registered holder of [specify Pledged Uncertificated Securities issued by the Issuer] issued by the Issuer (the “Securities”);

WHEREAS, pursuant to the Security Agreement dated as of September 28, 2012 (as amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Security Agreement”), the Lien Grantor has granted to the Secured Party a continuing security interest (the “Transaction Lien”) in all right, title and interest of the Lien Grantor in, to and under the Securities, whether now existing or hereafter arising; and

WHEREAS, the parties hereto are entering into this Agreement in order to perfect the Transaction Lien on the Securities;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.     Nature of Securities.  The Issuer confirms that (i) the Securities are “uncertificated securities” (as defined in Section 8-102 of the UCC) and (ii) the Lien Grantor is registered on the books of the Issuer as the registered holder of the Securities.

Section 2.     Instructions.  The Issuer agrees to comply with any “instruction” (as defined in Section 8-102 of the UCC) originated by the Secured Party and relating to the Securities without further consent by the Lien Grantor or any other person.  The Lien Grantor consents to the foregoing agreement by the Issuer.

Section 3.     Waiver of Lien; Waiver of Set-off.  The Issuer waives any security interest, lien or right of set-off that it may now have or hereafter acquire in or with respect to the Securities.  The Issuer’s obligations in respect of the Securities will not be subject to deduction, set-off or any other right in favor of any person other than the Secured Party.

Section 4.      Choice of Law.  This Agreement shall be governed by the laws of [Issuer’s jurisdiction of incorporation].

Section 5.      Conflict with Other Agreements.  There is no agreement (except this Agreement) between the Issuer and the Lien Grantor with respect to the Securities [except for [identify any existing other agreements] (the “Existing Other Agreements”)].  In the event of any conflict between this Agreement (or any portion hereof) and any other agreement [(including any Existing Other Agreement)] between the Issuer and the Lien Grantor with respect to the Securities, whether now existing or hereafter entered into, the terms of this Agreement shall prevail.

Section 6.       Amendments.  No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

Section 7.       Notice of Adverse Claims.  As of the date hereof, except for the claims and interests of the Secured Party and the Lien Grantor in the Securities, the Issuer does not know of any claim to, or interest in, the Securities.  When the Issuer knows of any person asserting any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Securities, the Issuer will promptly notify the Secured Party and the Lien Grantor thereof.

Section 8.       Maintenance of Securities.  In addition to, and not in lieu of, the obligation of the Issuer to honor instructions as agreed in Section 2 hereof, the Issuer agrees as follows:

(i)          Lien Grantor Instructions; Notice of Exclusive Control.  So long as the Issuer has not received a Notice of Exclusive Control (as defined below), the Issuer may comply with instructions of the Lien Grantor or any duly authorized agent of the Lien Grantor in respect of the Securities.  After the Issuer receives a written notice from the Secured Party that it is exercising exclusive control over the Securities (a “Notice of Exclusive Control”) and until such Notice of Exclusive Control is rescinded by the Secured Party, the Issuer will cease complying with instructions of the Lien Grantor or any of its agents.

(ii)         Dividends and Distributions.  So long as the Issuer has not received a Notice of Exclusive Control, the Issuer shall deliver to the Lien Grantor all dividends, interest and other distributions paid or made upon or with respect to the Securities.  After the Issuer receives a Notice of Exclusive Control (and until such Notice of Exclusive Control is rescinded by the Secured Party), the Issuer shall deliver to the Secured Party all dividends, interest and other distributions paid or made upon or with respect to the Securities.

(iii)       Voting Rights.  Until the Issuer receives a Notice of Exclusive Control, the Lien Grantor shall be entitled to direct the Issuer with respect to voting the Securities.

(iv)        Statements and Confirmations.  The Issuer will promptly send copies of all statements and other correspondence concerning the Securities simultaneously to each of the Lien Grantor and the Secured Party at their respective addresses specified in Section 11 hereof.

(v)         Tax Reporting.  All items of income, gain, expense and loss recognized in respect of the Securities shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Lien Grantor.

Section 9.     Representations, Warranties and Covenants of the Issuer.  The Issuer makes the following representations, warranties and covenants:

(i)          This Agreement is a valid and binding agreement of the Issuer enforceable in accordance with its terms, except as limited by (A) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (B) general principles of equity.

(ii)         The Issuer has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Securities pursuant to which it has agreed, or will agree, to comply with instructions (as defined in Section 8-102 of the UCC) of such person.

(iii)        The Issuer has not entered into any other agreement with the Lien Grantor or the Secured Party purporting to limit or condition the obligation of the Issuer to comply with instructions as agreed in Section 2 hereof.

Section 10.     Successors.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 11.    Notices.  Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic mail address specified below, and such party sends back an electronic confirmation of receipt or (iv) 10 days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

Lien Grantor:  [INSERT NOTICE ADDRESS]

Secured Party:  [INSERT NOTICE ADDRESS]

Issuer:  [INSERT NOTICE ADDRESS]

Any party may change its address, facsimile number and/or electronic mail address for purposes of this Section by giving notice of such change to the other parties in the manner specified above.

Section 12.     Termination.  The rights and powers granted herein to the Secured Party (i) have been granted in order to perfect the Transaction Lien, (ii) are powers coupled with an interest and (iii) will not be affected by any bankruptcy of the Lien Grantor or any lapse of time.  The obligations of the Issuer hereunder shall continue in effect until the Secured Party has notified the Issuer in writing that the Transaction Lien has been terminated pursuant to the Security Agreement.

Section 13.     Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

[SIGNATURE PAGES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have each caused this Issuer Control Agreement to be duly executed by its officer thereunto duly authorized as of the date hereof.

[NAME OF LIEN GRANTOR]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

CNO FINANCIAL GROUP, INC.

By:
Name:
Title:

Schedule 1
EQUITY INTERESTS

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged
40|86 Advisors, Inc.	CNO Financial Group, Inc.	5	100	100
40|86 Mortgage Capital, Inc.	CDOC, Inc.	4	100	100
American Life and Casualty Marketing Division Co.	CDOC, Inc.	5	1,000	100
CDOC, Inc.	CNO Financial Group, Inc.	5 4	100 900	100 100
CNO Management Services Company	CDOC, Inc.	30	48,150	100
CNO Services, LLC	CNO Financial Group, Inc.	n/a	9.9%	100
CNO Services, LLC	CDOC, Inc.	n/a	89.1%	100
CNO Services, LLC	CNO Management Services Company	n/a	1%	100
Performance Matters Associates, Inc.	CDOC, Inc.	008	1,000	100
Performance Matters Associates of Texas, Inc.	Performance Matters Associates, Inc.	007	1,000	100
CNO IT Services (India) Private Limited	CDOC, Inc.	8	324,987	100
CNO IT Services (India) Private Limited	CNO Financial Group, Inc.	10	13	100
CNO IT Services (India) Private Limited	CDOC, Inc.	7	174,793	0
CNO IT Services (India) Private Limited	CNO Financial Group, Inc.	9	7	0
Conseco Life Insurance Company of Texas	CDOC, Inc.	3	700,000	100
Conseco Health Services, Inc.	CDOC, Inc.	6	100	100

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged
Conseco Securities, Inc.	CDOC, Inc.	4	1,500	100
Hawthorne Advertising Agency Incorporated	CDOC, Inc.	3	1,000	100
K.F. Agency, Inc.	CDOC, Inc.	3	500	100
K.F. Insurance Agency of Massachusetts, Inc.	CDOC, Inc.	3	1,000	100
Resortport Holding of Delaware, Inc.	CDOC, Inc.	2	100	100
Design Benefit Plans, Inc.	CNO Financial Group, Inc.	9	1,000,000	100
Washington National Insurance Company	CDOC, Inc.	C25881	5,007,370	100
Association Management Corporation	CDOC, Inc.	5	1,000	100
Conseco Life Insurance Company	CDOC, Inc.	U36846	4,178,222	100
Conseco Marketing, L.L.C.	CNO Financial Group, Inc.	n/a	9%	100
Conseco Marketing, L.L.C.	CNO Services, LLC	n/a	90%	100
Conseco Marketing, L.L.C.	CNO Management Services Company	n/a	1%	100

Schedule 2

OTHER SECURITIES

None.

Schedule 3

DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS AND COMMODITIES ACCOUNTS

PART 1— Securities Accounts

The following Lien Grantors own Security Entitlements with respect to Financial Assets credited to the following Securities Accounts:

Owner	Intermediary	Description of Account	Account Numbers
40|86 Advisors, Inc.	Bank of New York Mellon	Custody	[Intentionally Omitted]
40|86 Mortgage Capital, Inc.	Bank of New York Mellon	Custody	[Intentionally Omitted]
40|86 Mortgage Capital, Inc.	Bank of New York Mellon	Custody - Origination	[Intentionally Omitted]
40|86 Mortgage Capital, Inc.	Bank of New York Mellon	Custody - Rep. Reserves	[Intentionally Omitted]
40|86 Mortgage Capital, Inc.	Bank of New York Mellon	Custody - Comm. Fees	[Intentionally Omitted]
American Life & Casualty Marketing Division Co.	Bank of New York Mellon	Custody	[Intentionally Omitted]
CDOC, Inc.	Bank of New York Mellon	Custody	[Intentionally Omitted]
CNO Services, LLC	Bank of New York Mellon	Custody	[Intentionally Omitted]
CNO Financial Group, Inc.	Bank of New York Mellon	Custody	[Intentionally Omitted]
CNO Financial Group, Inc.	Bank of New York Mellon	Custody	[Intentionally Omitted]
CNO Financial Group, Inc.	Bank of New York Mellon	Custody	[Intentionally Omitted]
CNO Financial Group, Inc.	Bank of New York Mellon	Custody	[Intentionally Omitted]
CNO Financial Group, Inc.	Bank of New York Mellon	Custody	[Intentionally Omitted]
CNO Financial Group, Inc.	Bank of New York Mellon	Custody	[Intentionally Omitted]
CNO Financial Group, Inc.	Bank of New York Mellon	Custody	[Intentionally Omitted]

PART 2 — Commodity Accounts

The following Lien Grantors are the Commodity Customers with respect to the following Commodity Accounts:

None.

PART 3 — Deposit Accounts

Owner	Intermediary	Description of Account	Account Numbers
40|86 Advisors, Inc.	Bank of New York Mellon	Checking	[Intentionally Omitted]
40|86 Mortgage Capital, Inc.	Bank of New York Mellon	Checking	[Intentionally Omitted]
40|86 Mortgage Capital, Inc.	Bank of New York Mellon	Checking - Escrow	[Intentionally Omitted]
40|86 Mortgage Capital, Inc.	Bank of New York Mellon	Lockbox	[Intentionally Omitted]
40|86 Mortgage Capital, Inc.	JP Morgan Chase	ACH Business	[Intentionally Omitted]
American Life & Casualty Marketing Division Co.	Bank of New York Mellon	Checking	[Intentionally Omitted]
CDOC, Inc.	Bank of New York Mellon	Checking	[Intentionally Omitted]
CDOC, Inc.	Bank of New York Mellon	Checking	[Intentionally Omitted]
CNO Services, LLC	Bank of New York Mellon	Checking	[Intentionally Omitted]
CNO Services, LLC	Bank of New York Mellon	Checking	[Intentionally Omitted]
CNO Services, LLC	Bank of New York Mellon	Checking	[Intentionally Omitted]
CNO Services, LLC	Bank of New York Mellon	Lockbox	[Intentionally Omitted]
CNO Services, LLC	Huntington Bank	Checking - Payroll	[Intentionally Omitted]
CNO Services, LLC	JP Morgan Chase	Checking	[Intentionally Omitted]
CNO Services, LLC	JP Morgan Chase	ACH Business	[Intentionally Omitted]
CNO Services, LLC	JP Morgan Chase	ACH Business	[Intentionally Omitted]
CNO Services, LLC	State Street Bank	Retained Assets	[Intentionally Omitted]
CNO Financial Group, Inc.	Bank of New York Mellon	Checking	[Intentionally Omitted]
CNO Financial Group, Inc.	Bank of New York Mellon	Checking	[Intentionally Omitted]
Performance Matters Associates of Texas, Inc.	Bank of New York Mellon	Checking	[Intentionally Omitted]
Performance Matters Associates of Texas, Inc.	Bank of New York Mellon	Checking	[Intentionally Omitted]
Performance Matters Associates of Texas, Inc.	Compass Bank	Checking	[Intentionally Omitted]
Performance Matters Associates of Texas, Inc.	Compass Bank	Money Market	[Intentionally Omitted]

Schedule 4

COMMERCIAL TORT CLAIMS

None.

Schedule 5

PLEDGED INSTRUMENTS

1.            Promissory Notes:

(a)	Global Intercompany Note, dated September 28, 2012 which will be pledged hereunder.

(b)

No.	Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date Pledged	[Yes/No]
Surplus Debenture No. 2009-1	CDOC, Inc.	$50,000,000	July 1, 2009	Offshore Rate + 4%	December 31, 2030	Yes
Surplus Debenture No. 2009-2	CDOC, Inc.	$58,250,000	July 1, 2009	Offshore Rate + 4%	December 31, 2030	Yes
Surplus Debenture No. 2009-3	CDOC, Inc.	$305,000,000	July 1, 2009	Offshore Rate + 4%	December 31, 2030	Yes
Surplus Debenture No. 2009-4	CDOC, Inc.	$336,300,000	July 1, 2009	Offshore Rate + 4%	December 31, 2030	Yes
Surplus Note No. 2006-2	CDOC, Inc.	$160,000,000	October 31, 2006	Offshore Rate + 4%	December 31, 2036	Yes

Offshore Rate = Eurodollar Base Rate ÷ (1.00 — Eurodollar Reserve Percentage)

2.            Chattel Paper:

None.